    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 6, 2000

                                                     REGISTRATION NO. 333-34819

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                             WASTE MANAGEMENT, INC.
             (Exact name of Registrant as specified in its charter)

                           DELAWARE                                                    73-1309529
(State or other jurisdiction of incorporation or organization)         (I.R.S. Employer Identification Number)


                               1001 FANNIN STREET
                                   SUITE 4000
                              HOUSTON, TEXAS 77001
                                 (713) 512-6200
   (Address, including zip code, and telephone number, including area code of
                   Registrant's principal executive offices)

                                   ----------

            WASTE MANAGEMENT, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN

                           (Full titles of the Plans)

                                   ----------

                             LAWRENCE O'DONNELL, III
                             WASTE MANAGEMENT, INC.
                               1001 FANNIN STREET
                                   SUITE 4000
                              HOUSTON, TEXAS 77002
                                 (713) 512-6200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

         Waste Management, Inc., a Delaware corporation formerly known as USA Waste Services, Inc. (the "Company"), registered the issuance of up to 1,000,000 shares of its common stock, par value $0.01 per share (the "Common Stock"), on Registration Statement on Form S-8 No. 333-34819 (the "Registration Statement") pursuant to the Waste Management, Inc. 1997 Employee Stock Purchase Plan (the "ESPP"). A total of 840,292 have been issued under the ESPP. The Company's Board of Directors recently adopted, and the stockholders approved, an amendment to the ESPP pursuant to which the number of shares available for purchase under the ESPP was increased by 1,250,000 shares. On September 1, 2000, the Company filed a registration statement on Form S-8 No. 333-45064 (the "New Registration Statement") registering the issuance of up to 1,409,708 shares pursuant to the ESPP, including 1,250,000 additional shares, and the 159,708 shares remaining available for issuance on this Registration Statement.

         In accordance with the principles set forth in Interpretation 89 under Section G "Securities Act Forms" of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and Instruction E to Form S-8, the Company is hereby removing the remaining 159,708 shares from registration, which represents the 1,000,0000 shares originally registered pursuant to this Registration Statement less the number of shares sold under this Registration Statement. The shares which are hereby removed from registration have been carried over to the New Registration Statement and continue to be registered on the New Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 5th day of September, 2000.


                                              WASTE MANAGEMENT, INC.



                                                              *
                                              ----------------------------------
                                              By:  A. Maurice Myers
                                                   President and Chief Executive
                                                   Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 5th day of September, 2000.

                   SIGNATURE                                                   TITLE
                   ---------                                                   -----
                       *                              President, Chief Executive Officer and Chairman of the Board
----------------------------------------------                        (Principal Executive Officer)
A. Maurice Myers


                       *                                    Senior Vice President and Chief Financial Officer
----------------------------------------------                        (Principal Financial Officer)
William L. Trubeck




                       *                                       Vice President and Chief Accounting Officer
----------------------------------------------                       (Principal Accounting Officer)
Bruce E. Snyder




                       *                                                        Director
----------------------------------------------
H. Jesse Arnelle




                       *                                                        Director
----------------------------------------------
Pastora San Juan Cafferty




                       *                                                        Director
----------------------------------------------
Ralph F. Cox

                       *                                        Director
----------------------------------------------
Robert S. Miller




                       *                                        Director
----------------------------------------------
Paul M. Montrone


                       *                                        Director
----------------------------------------------
John C. Pope


                       *                                        Director
----------------------------------------------
Steven G. Rothmeier




                       *                                        Director
----------------------------------------------
Ralph V. Whitworth




*By:     /s/ Amanda K. Maki
    ------------------------------------------
         Under Power of Attorney

                               INDEX TO EXHIBITS




EXHIBIT
NUMBER             DESCRIPTION
-------            -----------
 24.1     --       Power of Attorney